As filed with the Securities and Exchange Commission on September 19, 2016

Registration No. 333-210250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

(Amendment No. 4)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOXIAN, INC.

(Exact name of registrant as specified in its charter)

Nevada	7370	27-3729742
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Block A, 9/F, Union Plaza
5022 Binjiang Avenue
Futian District Shenzhen City, Guangdong Province, China
+86 (0)755-66803251

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

228 Park Ave South, #82217
New York, NY 10003

(U.S. correspondence address of registrant)

VCorp Services, LLC
25 Robert Pitt Dr. #204,
Monsey, NY 10952
(845) 425-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mitchell S. Nussbaum, Esq. David Levine, Esq. Tahra Wright, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 937-3943	Ralph V. De Martino, Esq. Cavas S. Pavri, Esq. F. Alec Orudjev, Esq. Schiff Hardin LLP 901 K Street, Suite 700 Washington, DC 20001 (202) 778-6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	$20,000,000	$2,014.00
Placement Agent Warrants (3)	$—	$—
Common Stock Underlying Placement Agent Warrants (4)	$800,000	$80.56
Total	$20,800,000	$2,094.56	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, including the offering price of warrants to be issued to the placement agent and common stock underlying such warrants.
(3)	No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.
(4)	Resales of shares of common stock issuable upon exercise of the placement agent warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Moxian, Inc. is filing this pre-effective amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-210250) (the “Registration Statement”) to update Items 13 and 17 of Part II. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement and the signature page to the Registration Statement. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the placement agents’ commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$5,156
FINRA filing fee	$9,305
NASDAQ Application and listing fee	$75,000
Accounting fees and expenses	$115,000
Legal fees and expenses	$350,000
Printing and Engraving	$10,000
Transfer agent and registrar fees	$5,000
Miscellaneous	$10,000
Total	$579,461

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by the Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

On October 31, 2014 and November 30, 2014, Moxian Shenzhen received RMB 630,000 (approximately $102,942) and RMB 90,000 (approximately $14,486), respectively, as loans (the “MCL Shenzhen Loans”) from Moxian China Limited. The term of such loans is twelve months and they bear no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian Shenzhen entered into a Loan Agreement, where the Company agreed to issue a convertible promissory note (the “Note”) to Moxian China Limited for the repayment of the MCL Shenzhen Loans.

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On October 31, 2014 and November 30, 2014, Moxian Malaysia received a loan in the amount of MYR 118,800 (approximately $34,032) and MYR 23,100 (approximately $6,605), respectively, from Moxian China Limited (the “MCL Malaysia Loans”). The term of such loans is twelve months and they bear no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian Malaysia entered into a Loan Agreement, where the Company agreed to issue a Note to Moxian China Limited for the repayment of the MCL Malaysia Loans.

On November 30, 2014, Moxian HK received HKD $500,000 (approximately $64,437) as a loan from Moxian China Limited (the “MCL HK Loan”). The term of such loan is twelve months and it bears no interest. On December 31, 2014, the Company, Moxian China Limited and Moxian HK entered into a Loan Agreement, where the Company agreed to issue a Note to Moxian China Limited for the repayment of the MCL HK Loan.

On January 30, 2015, we issued a convertible note in the principal amount of $7,782,000 to REBL for the acquisitions of Moxian IP Samoa and Moxian BVI.

On May 30, 2015, the Company, Moxian HK, and Jet Key entered into an Amended and Restated Loan Agreement (“Moxian HK-Jet Key Loan Agreement”) to document the total loan of $223,416 that Jet Key has advanced to Moxian HK in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $223,416 (“Moxian HK-Jet Key Note”) to Jet Key. Under the Moxian HK-Jet Key Note, all or any portion of the Moxian HK-Jet Key Note is convertible into shares of Common Stock of the Company at the conversion price equal to the purchase price of the securities sold in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, Jet Key shall have the right to convert any and all of the Moxian HK-Jet Key Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

On May 30, 2015, the Company, Moxian HK, and Ace Keen entered into an Amended and Restated Loan Agreement (“Moxian HK-Ace Keen Loan Agreement”) to document the total loan of $761,379 that Ace Keen has advanced to Moxian HK in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $761,379 (“Moxian HK-Ace Keen Note”) to Ace Keen. Under the Moxian HK-Ace Keen Note, all or any portion of the Moxian HK-Ace Keen Note is convertible into Company’s Common Stock at a price equal to the purchase price of the securities sold in a qualified financing for gross proceeds of more than $5,000,000 (a “Qualified Financing”). If no Qualified Financing is consummated before the maturity date, Ace Keen shall have the right to convert any and all of the Moxian HK-Ace Keen Note into shares of Common Stock at the 20 day trading Volume Weighted Average Price (“VWAP”) as reported by Bloomberg, L.P.

On May 30, 2015, the Company, Moxian HK, and Moxian China Limited (“MCL”) entered into an Amended and Restated Loan Agreement (“Moxian HK-MCL Loan Agreement”) to document the total loan of $709,941 that MCL has advanced to Moxian HK in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $709,941 (“Moxian HK-MCL Note”) to MCL. Under the Moxian HK-MCL Note, all or any portion of the Moxian HK-MCL Note is convertible into shares of Common Stock of the Company at the conversion price equal to the purchase price of the securities sold in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, MCL shall have the right to convert any and all of the Moxian HK-MCL Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

On May 30, 2015, the Company, Moxian Malaysia, and Ace Keen entered into an Amended and Restated Loan Agreement (“Moxian Malaysia-Ace Keen Loan Agreement”) to document the total loan of $228,937 that Ace Keen has advanced to Moxian Malaysia in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $228,937 (“Moxian Malaysia-Ace Keen Note”) to Ace Keen. Under the Moxian Malaysia-Ace Keen Note, all or any portion of the Moxian Malaysia-Ace Keen Note is convertible into Common Stock of the Company at the conversion price equal to the purchase price of the securities sold in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, Ace Keen shall have the right to convert any and all of the Moxian Malaysia-Ace Keen Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

On May 30, 2015, the Company, Moxian Malaysia, and Morolling entered into an Amended and Restated Loan Agreement (“Moxian Malaysia-Morolling Loan Agreement”) to document the total loan of $765,768 that Morolling has advanced to Moxian Malaysia in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $765,768 (“Moxian Malaysia-Morolling Note”) to Morolling with no interest and a term of repayment of 12 months. Under the Moxian Malaysia-Morolling Note, all or any portion of the Moxian Malaysia-Morolling Note is convertible into shares of Common Stock of the Company at the conversion price equal to the purchase price of the securities sold in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, Morolling shall have the right to convert any and all of the Moxian Malaysia-Morolling Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

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On May 30, 2015, the Company, Moxian Malaysia, and MCL entered into an Amended and Restated Loan Agreement (“Moxian Malaysia-MCL Loan Agreement”) to document the total loan of $2,680,221 that MCL has advanced to Moxian Malaysia in different tranches by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $2,680,221 (“Moxian Malaysia-MCL Note”). Under the Moxian Malaysia-MCL Note, all or any portion of the Moxian Malaysia-MCL Note is convertible into shares of Common Stock of the Company at the conversion price equal to the purchase price of the securities sold in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, MCL shall have the right to convert any and all of the Moxian Malaysia-MCL Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

On June 30, 2015, the Company, Moxian Shenzhen, and Shenzhen Bayi Consulting Co., Ltd (“Bayi”) entered into an Amended and Restated Loan Agreement to document the loan of $3,215,282 that Bayi has advanced to Moxian Shenzhen by May 30, 2015, and in exchange, the Company agreed to issue a 12-month convertible interest free promissory note of $3,215,282 (“Moxian Shenzhen-Bayi Note”). Under the Moxian Shenzhen-Bayi Note, all or any portion of the Moxian Shenzhen-Bayi Note is convertible into shares of Common Stock of the Company at the conversion price equal to the purchase price of the securities in the Qualified Financing. If no Qualified Financing is consummated before the maturity date, Bayi shall have the right to convert any and all of the Moxian Shenzhen-Bayi Note into shares of Common Stock of the Company at the 20 day trading VWAP as reported by Bloomberg, L.P.

The Notes issued to Moxian China Limited by the Company in consideration of the MCL Shenzhen Loans, the MCL Malaysia Loans and the MCL HK Loan are of substantially similar terms. The Notes will be due and payable in one year and bears no interest. Upon consummation of a financing that generates at least $5,000,000 by the Company (“Qualified Financing”), the Notes shall automatically convert into shares of the Company’s Common Stock at a conversion price equal to the price of the Company’s securities sold in the Qualified Financing. If no Qualified Financing is consummated prior to the maturity date of Notes and as long as there remains any outstanding principal or interest of the Notes, holders of the Notes shall have the option to convert the Notes within 30 days after the maturity date at a conversion price that is equal to the volume weighted average price of Common Stock during a 20-day trading period prior to the conversion of the Notes.

On August 14, 2015, the Company issued 4,292,472 shares of Common Stock to Moxian China Limited, Jet Key Limited, Ace Keen Limited, Morolling International HK Limited and Shenzhen Bayi Consulting Co Ltd as a result of the conversion of $8,584,944 of convertible promissory notes held by Moxian China Limited, Jet Key Limited, Ace Keen Limited, Morolling International HK Limited and Shenzhen Bayi Consulting Co Ltd at that moment at $1.00 per share.

On August 14, 2015, $3,981,000 of such note was converted into 1,945,500 shares of our common stock.

On September 30. 2015, we issued an additional 1,945,500 shares of our common stock to REBL upon conversion of the remainder portion of the note.

On June 4, 2015, we agreed to sell Beijing Xinhua Huifeng Equity Investment Center (Limited Partnership) (“Xinhua”), an aggregate of 4,095,000 shares our common stock at a per share price of $2.00 for gross proceeds of $8,190,000 (approximately RMB50,000,000), and to issue to Xinhua, for no additional consideration, a warrant to purchase in the aggregate of 16,000,000 shares of our common stock at an exercise price of $4.00 per share, exercisable on or prior to July 31, 2015. The closing date of the transaction, and the expiration date of the warrant, were both extended to December 31, 2015. On February 28, 2016, the Company closed the transaction and issued 4,095,010 shares of the Company Common Stock to Xinhua for an aggregate purchase price of $8,190,020, or $2.00 per share, of which $5,505,915 was received by the Company in fiscal 2015.

The above issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

1.1	Form of Placement Agency Agreement. +

3.1(a)	Restated Articles of Incorporation of the Company filed with the Secretary of State of Nevada on May 2, 2011 (incorporated by reference herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 9, 2011).

3.1(b)	Certificate of Amendment to the Company’s Articles of Incorporation filed with the Secretary of State of Nevada on December 9, 2013 (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2013).

3.2(c)	Certificate of Change filed with the Secretary of State of Nevada on June 20, 2016.013 (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2016).

3.3	Bylaws (incorporated by reference herein to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 30, 2011).

4.1	Specimen Stock Certificate of Common Stock of Moxian, Inc. (incorporated by reference herein to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2015).

5.1	Opinion of Loeb & Loeb LLP.+

10.1	Subscription Agreement dated as of April 24, 2015 by and between the Company and Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2015).

10.2	Form of Termination Agreement dated as of June 4, 2015 by and between the Company and Zhongtou Huifeng Investment Management (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2015).

10.3	Form of Subscription Agreement dated as of June 4, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing). (incorporated by reference herein to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2015).

10.4	Form of Amendment Agreement dated as of August 14, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015).

10.5	Form of Second Amendment Agreement dated as of December 16, 2015 by and between the Company and Xinhua Huifeng Investment Center Co., Ltd. (Beijing) Co. Ltd. (incorporated by reference herein to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015).

10.6	Loan Agreement dated May 4, 2015 by and between Jet Key Limited and Moxian Malaysia SDN. BHD. (incorporated by reference herein to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015).

10.7	Loan Agreement by and between the Moxian Technologies (Shenzhen) Co., Ltd., and Shenzhen Bayi Consulting Co. Ltd. dated June 30, 2015 (incorporated by reference herein to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015).

10.8	Loan Agreement by and between Moxian Technologies (Shenzhen) Co., Ltd., and Shenzhen Bayi Consulting Co. Ltd. dated September 30, 2015 (incorporated by reference herein to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 22, 2015).

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10.9	Exclusive Business Cooperation Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014).

10.10	Loan Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014) .

10.11	Share Pledge Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014).

10.12	Exclusive Option Agreement, dated July 15, 2014 (incorporated by reference herein to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 31, 2014).

10.13	Moxian Technologies (Shenzhen) Co., Ltd. Oracle Product Supply Contract, by and between Moxian Technologies (Shenzhen) Co., Ltd. and Guangzou SIE Consulting Co., Ltd., dated April 27, 2015.+

10.14	Share Cancellation Agreement by and among Moxian, Inc., and each of Good Eastern Investments Holdings, Moxian China Limited and Stellar Elite Limited, dated February 22, 2016.+

10.15	Independent Director Agreement by and between Moxian, Inc. and Yang Nan, dated January 1, 2016.+

10.16	Independent Director Agreement by and between Moxian, Inc. and Liew Kwong Yeow, dated January 1, 2016+

10.17	Lease Agreement by and between Moxian Technologies (Shenzhen) Co., Ltd. and Cai Bingquan, dated July 22, 2015.+

10.18	Lease Agreement by and between Shenzhen Moyi Technologies Co., Ltd. and Shenzhen Kingkey Banner Business Management Co., Ltd., dated September 1, 2011.+

10.19	Lease Agreement by and between Moxian Malaysia SDN BHD and MVC Centrepoint South SDN BHD, dated April 18, 2013.+

10.20	Lease Agreement by and between Moxian Technologies (Beijing) Co., Ltd. and Beijing Zhongjia Real Estate Broker Co., Ltd., dated August 27, 2015.+

10.21	Director Agreement by and between Moxian, Inc. and Hao Qing Hu, dated January 1, 2016.

10.22	Employment Agreement by and between Moxian (Hong Kong) Limited and Mr. Luo Xiaoyuan, dated October 1, 2014, as amended on March 1, 2016.+

10.23	Form of Indemnification Escrow Agreement by and among Moxian, Inc., Axiom Capital Management, Inc. (“Axiom”), Cuttone & Co., Inc. and the escrow agent.+

10.24	Advertising Sole Agency Agreement of Xinhua New Media Culture Communication Co., Ltd., dated December 31, 2015.+

10.25	Employment Agreement by and between Moxian (Hong Kong) Limited and Mr. Tan Wan Hong, dated July 25, 2016.+

10.26	Independent Director Agreement by and between Moxian, Inc. and Ajay Rajpal+

10.27	Form of Escrow Agreement by and between Moxian, Inc., Axiom, Cuttone & Co., Inc. and Continental Stock Transfer & Trust.+

10.28	Form of Subscription Agreement by and between Moxian, Inc. and investors in the offering.+

10.29	Note Conversion Agreement by and between Moxian, Inc. and the note holders named therein, dated September 7, 2016.

14.1	Code of Ethics of Moxian, Inc. Applicable To Directors, Officers And Employees.+

21	Subsidiaries of Moxian (incorporated by reference herein to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2015).

23.1	Consent of Dominic K.F. Chan & Co.+

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)+

24	Power of Attorney (included on signature page to this registration statement)+

+ Previously filed

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the placement agents at the closing specified in the placement agency agreement, certificates in such denominations and registered in such names as required by the placement agents to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6)	That, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/A and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shenzhen, Guangdong Province, China, on September 19, 2016.

MOXIAN, INC.

By:	/s/ James Mengdong Tan
Name:	James Mengdong Tan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ James Mengdong Tan	President, Chief Executive Officer and Director	September 19, 2016
James Mengdong Tan	(Principal Executive Officer)

/s/ Tan Wan Hong	Chief Financial Officer (Principal Accounting	September 19, 2016
Tan Wan Hong	and Financial Officer)

*	Independent Director	September 19, 2016
Liew Kwong Yeow

*	Director	September 19, 2016
Hao Qing Hu

*	Independent Director	September 19, 2016
Yang Nan

*	Independent Director	September 19, 2016
Ajay Rajpal

* /s/ James Mengdong Tan
Name: James Mengdong Tan
Attorney-in-Fact

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